Filed pursuant to Rule 424(b)(5)

Registration No. 333-285443

PROSPECTUS SUPPLEMENT

(To prospectus dated March 7, 2025)

Up to $1,300,000 of Ordinary Shares

Silynxcom Ltd.

We have entered into an at-the-market issuance sales agreement (the “Sales Agreement”) with ThinkEquity LLC (“ThinkEquity”, or the “Sales Agent”), dated October 1, 2026, relating to the sale of our ordinary shares, no par value per share (the “Ordinary Shares”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell Ordinary Shares, having an aggregate offering price of up to $1,300,000 from time to time through the Sales Agent.

Sales of our Ordinary Shares, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). If authorized by us in writing, and subject to the terms of the Sales Agreement, the Sales Agent may also sell Ordinary Shares in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices. The Sales Agent is not required to sell any specific number or dollar amount of securities but has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Sales Agent will be entitled to compensation at a commission rate of 3.0% of the aggregate gross proceeds from each sale of Ordinary Shares sold pursuant to the terms of the Sales Agreement. See “Plan of Distribution” beginning on page S-13 for additional information regarding the compensation to be paid to the Sales Agent. In connection with the sale of the Ordinary Shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We also have agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended (the “Exchange Act”).

The Ordinary Shares are listed on the NYSE American LLC (“NYSE American”), under the symbol “SYNX.” On October 1, 2026, the last reported sale price of the Ordinary Shares on the NYSE American was $0.98 per Ordinary Share.

On October 1, 2026, the aggregate market value of our Ordinary Shares held by non-affiliates was approximately $4,021,559, based on 6,634,400 Ordinary Shares outstanding and 3,723,666 shares held by non-affiliates and a per share price of $1.08 based on the closing sale price of our Ordinary Shares on August 10, 2026. We have not offered any securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement.

We are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws, and as such, will be eligible for reduced public company disclosure requirements. See “About the Company—Implications of Being an Emerging Growth Company” and “About the Company—Implications of Being a Foreign Private Issuer” for additional information.

Investing in the Ordinary Shares involves risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of information that should be considered in connection with an investment in the Ordinary Shares.

Neither the Securities and Exchange Commission nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

ThinkEquity

The date of this prospectus supplement is October 2, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

A registration statement on Form F-3 (File No. 333-285443) (the “Registration Statement”) utilizing a shelf registration process relating to the securities described in this prospectus supplement was declared effective on March 7, 2025. Under that Registration Statement, of which this prospectus supplement is a part, we may, from time to time, sell up to an aggregate of up to $50 million of our ordinary shares, including in the form of Ordinary Shares (the “Ordinary Shares”), warrants to purchase ordinary shares, including in the form of Ordinary Shares, subscription rights and a combination of such securities, separately or as units, in one or more offerings. As of October 1, 2026, we have sold $2.9 million of securities under that shelf registration statement. We sometimes refer to the Ordinary Shares as the “securities” throughout this prospectus.

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of the Ordinary Shares, and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. The second part is the accompanying prospectus, which gives more general information about us, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein or therein by reference, the information in this prospectus supplement will control; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the Registration Statement that we filed with the SEC that contains the accompanying prospectus (including the exhibits to the Registration Statement). For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find More Information.” You may obtain a copy of this prospectus supplement, the accompanying prospectus and any of the documents incorporated by reference without charge by requesting it from us in writing or by telephone at the following address or telephone number: Silynxcom Ltd., 7 Giborei Israel, Netanya, Israel 4250407, Tel: +972-9-8658-370, Attention: Chief Financial Officer.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the sales agent has not, authorized anyone to provide you with information that is different. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and you must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities offered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus supplement, references to the terms “Silynxcom,” “the Company,” “we,” “us,” “our” and similar terms, refer to Silynxcom Ltd. and its subsidiaries, unless we state or the context implies otherwise. We own or have rights to trademarks, service marks and trade names that we use in connection with the operation of our business, including our corporate name, logos and website names. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus are listed without the ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks, service marks and trade names.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, starting on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the financial statements and notes thereto and the other information incorporated by reference herein and therein, before making an investment decision.

Overview

We develop, manufacture, and sell ruggedized tactical protective and communication headset devices as well as other communication accessories, all of which have been field-tested and combat proven. Our in-ear headset devices, or In-Ear Headsets, are used in combat, riot control, demonstrations, weapons training courses, and factory floors. Our In-Ear Headsets seamlessly integrate with third party manufacturers of professional-grade ruggedized radios that are used by soldiers, homeland security personnel, police officers and civilian users worldwide. Our In-Ear Headsets provide high levels of sound protection, fit tightly into the protective gear to enable users to speak and hear clearly and precisely while they are protected from the hazardous sounds of combat, riots, dangerous situations and machine equipment in factories. Our sleek, lightweight, In-Ear Headsets allow wearing with any helmet type to reduce head injuries, allow wearing any earwear and in any weather condition. Our technology provides active sound protection to eliminate unsafe sounds, while maintaining ambient environmental awareness, giving our customers 360° situational awareness. Our new upgraded “drone detection” headset, sound leak test and prerecorded messages technologies provide additional, unique, features and protection level to operators in modern combat arenas.

Our revenue streams originate from a range of customers. We sell our In-Ear Headsets and communication accessories directly to military forces, police and other law enforcement units around the world. We also sell indirectly, through a specialized network of local distributors in each geography in which we operate, as well as through key strategic partnerships with radio equipment manufacturers. Our direct sales are generally conducted through government-run official tender processes. Our indirect sales are conducted through our distributor network, specialized agents, and strategic OEMs. Our primary markets are currently in Israel, Europe, Asia and the United States. During 2025, we also expanded our presence in additional international markets, including parts of Asia and Latin America, through direct sales and government-run tender processes. We intend to continue expanding our sales, marketing and distribution network into additional markets.

In addition, we develop, market and sell push-to-talk devices, communication controllers and communication device cables and connectors. Our products are designed to be compatible with other products that we offer and compatible with other third-party communication products available on the market. We are also engaged in the research and development of new products and improved iterations of our existing products, technology and external and internal integration thereof.

Corporate Information

We are an Israeli corporation and are incorporated under the name Silynxcom Ltd. We were established in Israel on August 22, 2021, and have two wholly-owned subsidiaries, Silynx Communications Inc. (“Silynx USA”), which was incorporated in Delaware in September 2005, and Source of Sound Ltd., which was incorporated in Israel in September 2005. Our principal executive offices are located at 7 Giborei Israel, Netanya, Israel.

Our company commercial website address is https://www.silynxcom.com and our investor relations website address is https://silynxcom.com/investor-relations/. Information contained on or accessible through our website is neither a part of nor incorporated into this prospectus, and the inclusion of our website address herein is an inactive textual reference only. The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our filings with the SEC will also be available to the public through the SEC’s website at www.sec.gov.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include:

●	the option to present only two years of audited financial statements and a discussion of only two years of our Operating Financial Review and Prospects in our Annual Report on Form 20-F;

●	not being required to have our registered independent public accounting firm attest to management’s assessment of our internal control over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (“PCAOB”), regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	not being required to submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency” and “say-on-golden parachutes”; and

●	not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

As a result, the information contained in this prospectus, the prospectus supplement and the documents incorporated by reference herein and therein may be different from the information you receive from other public companies in which you hold shares. We may take advantage of these provisions for up until we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of: (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion; (ii) the date on which we have issued more than $1 billion in non-convertible debt securities during the previous three years; (iii) the date on which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act; or (iv) the last day of the fiscal year following the fifth anniversary of this offering.

Foreign Private Issuer

We are also a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act requiring domestic filers to issue financial statements prepared under U.S. GAAP;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring principal shareholders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial statements and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events.

Notwithstanding these exemptions, we will file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies also are exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

THE OFFERING

Ordinary Shares Offered by Us	Ordinary shares, no par value, having an aggregate offering price of up to $1.3 million.

Ordinary Shares outstanding prior to the offering	6,634,400 Ordinary Shares.

Ordinary Shares to be outstanding after this offering	Up to 7,934,400 Ordinary Shares may be outstanding following consummation of this offering, assuming the sale of 1,300,000 Ordinary Shares, based on the assumed public offering price of $1.00 per Ordinary Share, which was the last reported sale price of our Ordinary Shares on the NYSE American on September 30, 2026. The actual number of Ordinary Shares issued will depend on whether and to what extent we elect to sell shares pursuant to this prospectus supplement and the price at which such Ordinary Shares are actually sold during this offering.

Manner of Offering	“At the market offering” that may be made from time to time through or to the Sales Agent, as Sales Agent or principal. Sales of Ordinary shares, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. See “Plan of Distribution” on page S-13 of this prospectus supplement.

Use of Proceeds	We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page S-3 of the accompanying prospectus, for a discussion of certain factors you should consider before investing in our securities.

Market for the Ordinary Shares	Our Ordinary Shares are listed on the NYSE American under the symbol “SYNX.”

Unless otherwise indicated, the number of ordinary shares outstanding prior to and after this offering is based on 6,634,400 ordinary shares outstanding as of September 30, 2026.   The number of ordinary shares referred to be outstanding after this offering and, unless otherwise indicated, the other information in this prospectus, excludes as of such date:

●	1,965,378 Ordinary Shares issuable upon the exercise of options granted to directors, officers, employees and consultants under our share incentive plan at a weighted average exercise price of $1.62;

●	62,500 Ordinary Shares issuable upon exercise of warrants to purchase Ordinary Shares at $5.00 per Ordinary Share issued to the ThinkEquity and its designees in connection with the Initial Public Offering;

●	64,500 Ordinary Shares issuable upon the exercise of the warrants issued to ThinkEquity and its designees in connection with our April 2025 public offering, at an exercise price of $2.8125 per Ordinary Share.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options or warrants described above.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described below and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, together with all of the other information appearing in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein, including in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations and become material. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus supplement under the caption “Cautionary Statement Regarding Forward-Looking Statements” below.

Risks Related to this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We intend to use the net proceeds of this offering for working capital and general corporate purposes. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield us a favorable, or any, return. The failure of our management to use the net proceeds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

A substantial number of Ordinary Shares may be sold in this offering, which could cause the price of our Ordinary Shares to decline.

As of September 30, 2026, we had 6,634,400 Ordinary Shares outstanding, excluding Ordinary Shares issuable upon exercise of outstanding warrants and shares that are issuable under our existing equity compensation plan. In addition, we may issue and sell additional Ordinary Shares in the public markets, including under this prospectus supplement and the accompanying prospectus. Sales of a substantial number of our Ordinary Shares in the public markets, including during this offering, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Ordinary Shares. A decline in the price of our Ordinary Shares might impede our ability to raise capital through the issuance of additional Ordinary Shares or other equity securities and could result in a decline in the value of your investment in our Ordinary Shares.

You will experience immediate dilution in book value of any Ordinary Shares you purchase.

Because the price per Ordinary Share being offered is substantially higher than our net tangible book value per Ordinary Share, you will suffer substantial dilution in the net tangible book value of any Ordinary Shares you purchase in this offering. Assuming that an aggregate of 1,300,000 Ordinary Shares are sold at an assumed public offering price of $1.00 per Ordinary Share, the last reported sale price of the Ordinary Shares on the NYSE American on September 30, 2026 for aggregate gross proceeds of $1.3 million and after deducting the Sales Agent’s fees and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2026, would have been approximately $6.26 million, or approximately $0.79 per Ordinary Share. As a result, if you purchase Ordinary Shares in this offering at that assumed public offering price, you would suffer immediate and substantial dilution of $0.20 per Ordinary Share with respect to the net tangible book value of the Ordinary Shares. See “Dilution” on page S-11 for a more detailed discussion of the dilution you will incur in connection with this offering.

If we raise additional capital in the future, your ownership in us could be diluted.

In order to raise additional capital, we may at any time, including during this offering, offer additional Ordinary Shares or other securities convertible into or exchangeable for Ordinary Shares at prices that may not be the same as the price per Ordinary Share in this offering. We may sell Ordinary Shares or other securities in any other offering at a price per Ordinary Share that is less than the price per Ordinary Share paid by investors in this offering, and investors purchasing Ordinary Shares or other securities in the future could have rights superior to existing shareholders, including investors who purchase Ordinary Shares in this offering. The price per share at which we sell additional Ordinary Shares or securities convertible into Ordinary Shares in future transactions may be higher or lower than the price per Ordinary Share in this offering.

We may need additional financing in the future. We may be unable to obtain additional financing or if we obtain financing it may not be on terms favorable to us. You may lose your entire investment.

Based on our current plans, we believe our existing cash and cash equivalents, along with cash generated from this offering (assuming sales of $1.3 million of Ordinary Shares), will be sufficient to fund our operating expense and capital requirements through at least the next 24 months, although there is no assurance of this and we may need additional funds in the future. If our capital resources are insufficient to meet future capital requirements, we will have to raise additional funds. We may be unable to obtain additional funds through financing activities, and if we obtain financing it may not be on terms favorable to us. If we are unable to obtain additional funds on terms favorable to us, we may be required to cease or reduce our operating activities. If we must cease or reduce our operating activities, you may lose your entire investment.

The Ordinary Shares offered hereby will be sold in an “at the market offering”, and investors who buy Ordinary Shares at different times will likely pay different prices.

Investors who purchase Ordinary Shares in this offering at different times will likely pay different prices, and therefore may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of Ordinary Shares sold in this offering, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their Ordinary Shares as a result of sales made at prices lower than the prices they paid.

The actual number of Ordinary Shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instruction to the Sales Agent to sell our Ordinary Shares at any time throughout the term of the Sales Agreement. The number of Ordinary Shares that are sold through the Sales Agent after our instruction will fluctuate based on a number of factors, including the market price of our Ordinary Shares during the sales period, the limits we set with the Sales Agent in any instruction to sell Ordinary Shares, and the demand for our Ordinary Shares during the sales period. Because the price per share of each Ordinary Share sold will fluctuate during this offering, it is not currently possible to predict the number of Ordinary Shares that will be sold or the gross proceeds to be raised in connection with those sales.

The price of the Ordinary Shares may be volatile.

The market price of the Ordinary Shares has fluctuated in the past. Consequently, the current market price of the Ordinary Shares may not be indicative of future market prices, and we may be unable to sustain or increase the value of your investment in the Ordinary Shares.

We do not anticipate paying any dividends.

No dividends have been paid on our Ordinary Shares. We do not intend to pay cash dividends on our Ordinary Shares in the foreseeable future, and anticipate that profits, if any, received from operations will be reinvested in our business. Any decision to pay dividends will depend upon our profitability at the time, cash available and other relevant factors including, without limitation, the conditions set forth in the Israeli Companies Law (the “Companies Law”).

Risks Related to Our Business and Operations

Unfavorable outcomes in legal proceedings may harm our business and results of operations.

Our business and results of operations may be affected by the outcome of currently pending and any future litigation, claims, investigations, legal and administrative cases and proceedings, whether civil or criminal, or lawsuits by governmental agencies or private parties. Regardless of whether or not there is merit to the claims underlying any legal proceedings to which we are subject, and regardless of whether or not we are found as a result of such proceedings to have violated any applicable laws, such proceedings can be expensive to defend or respond to, and could result in substantial costs and diversion of management’s attention and resources, which could harm our business, and potentially could cause substantial and irreparable harm to our public reputation. For example, on August 24, 2026 we were notified that a statement of claim was filed in the Central District Court in Israel against us, our U.S. subsidiary, Mr. Nir Klein, our Chief Executive Officer and a director of the Company, and Ms. Gal Nir Klein, our Vice President of Marketing and Israel Sales and a director of the Company asserting a variety of claims.  The plaintiffs in the action are not seeking monetary relief from the Company or its U.S. Subsidiary but are seeking monetary damages from Mr. and Ms. Klein of NIS 16,926,866 or, alternatively, an order requiring Mr. and Ms. Klein to transfer 650,694 Company shares to each plaintiff, as well as other relief. The Company believes that the claims asserted against it and the officers and directors of the Company named in the claims are without merit, disputes the factual and legal premises underlying the allegations, and intends to defend the matter vigorously, including by seeking dismissal of the claims where appropriate and the Company and the officers and directors named in the claims are evaluating all available rights, remedies, claims and defenses. If the results or settlement of legal proceedings are unfavorable to us or if we are unable to successfully defend against third-party lawsuits, we may be required to pay monetary damages or may be subject to fines, penalties, injunctions or other censure that could have an adverse effect on our business, results of operations, financial condition and reputation. Further, our liability insurance coverage may not be sufficient to satisfy, or may not cover, any expenses or liabilities that may arise. Even if we adequately address the issues raised by an investigation or proceeding or successfully defend a third-party lawsuit or counterclaim, we may have to devote significant financial and management resources to address these issues, which could harm our business, results of operations and financial condition.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and certain information incorporated by reference in this prospectus supplement and the accompanying prospectus contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, statements relating to the research, development and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our planned level of revenues and capital expenditures;

●	our ability to market and sell our products;

●	our ability to maintain our business model;

●	our ability to project market growth and trends;

●	our ability to secure government tenders and maintain relationships with government contractors;

●	our ability to elicit a greater positive reception for our technology and devices than other similar devices that are sold on the market;

●	our ability to raise capital through the issuance of additional securities;

●	the effect of competition and other technologies;

●	projected capital expenditures and liquidity;

●	the outcome, costs and other effects of any pending or potential litigation;

●	our plans to continue to invest in research and development to develop technology for both existing and new products;

●	our ability to maintain our relationships with suppliers, manufacturers, and other partners;

●	our ability to maintain, protect and enhance our intellectual property;

●	our ability to retain key executive members and employees

●	our ability to internally develop and protect new inventions and intellectual property;

●	our ability to educate the industry about the use of our products;

●	our expectations regarding our tax classifications;

●	our ability to adjust to the secondary and indirect effects of tariffs imposed by the Trump Administration;

●	our order backlog;

●	interpretations of current laws and the passage of future laws;

●	general market, political, and economic conditions in the countries in which we operate, including those conditions related to recent unrest and armed conflicts in Israel and other parts of the Middle East, such as the multi-front conflict Israel has faced, and geopolitical, trade, tariff and regulatory uncertainties; and

●	those factors referred to in “Item 3. Key Information — D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” of our Annual Report on Form 20-F for the year ended December 31, 2025 (the “2025 Annual Report”), as well as other factors in the 2025 Annual Report.

Readers are urged to carefully review and consider the various disclosures made throughout this prospectus and any prospectus supplement, which are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

You should not put undue reliance on any forward-looking statements. Any forward-looking statements are made as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

We may sell Ordinary Shares having an aggregate sales price of up to $1,300,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use substantially all of the proceeds from this offering for working capital and general corporate purposes.

The timing and amount of our actual expenditures will be based on many factors, and we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. We have no current commitments or binding agreements with respect to any material acquisition of or investment in any technologies, products or companies.

Pending our use of the net proceeds from this offering, we may invest the net proceeds of this offering in a variety of capital preservation investments, including but not limited to short-term, investment grade, interest bearing instruments and U.S. government securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Ordinary Shares and do not anticipate paying any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. Under the Companies Law, the repurchase of shares is treated as a dividend distribution.

The Companies Law imposes further restrictions on our ability to declare and pay dividends

Under the Companies Law, we may declare and pay dividends only if, upon the determination of our board of directors, there is no reasonable concern that the distribution will prevent us from being able to meet the terms of our existing and foreseeable obligations as they become due. Under the Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution according to our then last reviewed or audited consolidated financial statements, provided that the end of the period to which the consolidated financial statements relate is not more than six months prior to the date of distribution. In the event that we do not meet such earnings criteria, we may seek the approval of the court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

Under regulations promulgated under the Companies Law for Israeli companies whose shares are traded on stock exchanges outside of Israel, however, an Israeli company whose shares are listed outside Israel is permitted to execute distributions through repurchasing its own shares, even if earnings criteria are not met, without the need for a court’s approval. This exemption is subject to certain conditions, including, among others: (i) the distribution meets the solvency criteria; and (ii) there had not been any objection filed by any of the Company’s creditors to the relevant court. If any creditor objects to such distribution, the Company will be required to obtain the court’s approval for such distribution.

Payment of dividends may be subject to Israeli withholding taxes. See “Item 10.E. – Taxation – Israeli Tax Considerations and Government Programs” in our Annual Report on Form 20-F for the year ended December 31, 2025 for additional information, which is incorporated by reference herein.

CAPITALIZATION

The following table presents our capitalization as of June 30, 2026:

●	on an actual basis;

●	on an as adjusted basis, giving effect to the assumed sale of Ordinary Shares having an aggregate offering price of $1,300,000 under this prospectus supplement, and after deducting sales commissions and estimated offering expenses payable by us, as if such sales had occurred on June 30, 2026.

You should read this table in conjunction with “Use of Proceeds,” our unaudited interim condensed consolidated financial statements as of and for the six months ended June 30, 2026, and our management’s discussion and analysis of financial condition and results of operations for such period included as Exhibits 99.1 and 99.2, respectively, to our Report of Foreign Private Issuer on Form 6-K furnished to SEC on September 14, 2026 and incorporated by reference herein.

U.S. dollars in thousands	As of June 30, 2026 (Unaudited)
	Actual	As Adjusted
Cash and cash equivalents	$2,633	$3,894
Short-term deposit	64	64
Cash, cash equivalents and short-term deposit	$2,697	3,958

Shareholders’ equity:
Ordinary Shares, no par value; 2,000,000,000 shares authorized and 6,634,400, shares issued as of June 30, 2026
Premium and other capital reserves	29,874	31,135
Capital reserve for transactions with controlling shareholders	1,542	1,542
Accumulated deficit	(26,416)	(26,416)
Total shareholders’ equity	$5,000	$6,261
Total capitalization	$5,000	$6,261

The number of Ordinary Shares to be outstanding immediately after this offering as shown above assumes that all of the Ordinary Shares offered hereby are sold and is based on 6,634,400 Ordinary Shares issued and outstanding as of June 30, 2026 and excludes, as of such date:

●	1,965,378 Ordinary Shares issuable upon the exercise of outstanding options under our share incentive plan, at a weighted-average exercise price of $1.62 per Ordinary Share;

●	62,500 Ordinary Shares issuable upon the exercise of outstanding warrants to purchase Ordinary Shares at $5.00 per Ordinary Share issued to ThinkEquity and its designees in connection with our initial public offering; and

●	64,500 Ordinary Shares issuable upon exercise of warrants to purchase Ordinary Shares at $2.8125 per Ordinary Share, issued to ThinkEquity and its designees in connection with our April 2025 public offering.

DILUTION

If you invest in our securities, your ownership interest will be diluted to the extent of the difference between the offering price per Ordinary Share and the net tangible book value per Ordinary Share after this offering. We calculate net tangible book value per Ordinary Share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding Ordinary Shares.

Our net tangible book value as of June 30, 2026, was approximately $5.0 million, or approximately $0.754 per Ordinary Share. Net tangible book value per Ordinary Share represents the amount of our total tangible assets less total liabilities divided by the total number of our Ordinary Shares outstanding as of June 30, 2026.

After giving further effect to the sale of an aggregate of 1,300,000 Ordinary Shares in this offering at an assumed price of $1.00 per Ordinary Share, the last reported sale price of the Ordinary Shares on NYSE American on September 30, 2026, for aggregate gross proceeds of approximately $1.3 million and after deducting Sales Agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2026, would have been approximately $6.26 million, or approximately $0.79 per Ordinary Share. This represents an immediate increase in net tangible book value of approximately $0.04 per Ordinary Share to our existing shareholders and an immediate dilution in net tangible book value of approximately $0.20 per Ordinary Share to purchasers of the Ordinary Shares in this offering, as illustrated by the following table:

Assumed offering price per Ordinary Share	$1.00
Net tangible book value per Ordinary Share as of June 30, 2026	$0.754
Increase in net tangible book value per Ordinary Share attributable to our existing shareholders	$0.04
As adjusted net tangible book value per Ordinary Share as of June 30, 2026, after giving effect to this offering	$0.79

Dilution per Ordinary Share to investors in this offering	$0.2

The above table is based on 6,634,400 Ordinary Shares issued and outstanding as of June 30, 2026 and excludes as of such date the following:

●	1,965,378 Ordinary Shares issuable upon the exercise of outstanding options under our share incentive plan, at a weighted-average exercise price of $1.62 per Ordinary Share;

●	62,500 Ordinary Shares issuable upon the exercise of outstanding warrants to purchase Ordinary Shares at $5.00 per Ordinary Share issued to ThinkEquity and its designees in connection with our initial public offering; and

●	64,500 Ordinary Shares issuable upon exercise of warrants to purchase Ordinary Shares at $2.8125 per Ordinary Share, issued to ThinkEquity and its designees in connection with our April 2025 public offering.

To the extent that any of these outstanding options or warrants are exercised, or we issue additional Ordinary Shares under our share incentive plan, there will be further dilution to new investors. In addition, we may choose to raise additional capital at any time, including during this offering, due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to new investors participating in this offering.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Ordinary Shares

The material terms and provisions of our Ordinary Shares are described under the heading “Description of Share Capital” in the accompanying prospectus. A description of our Ordinary Shares can be found in Exhibit 2.1 “Description of Securities,” in our Annual Report on Form 20-F for the year ended December 31, 2025 filed with the SEC on April 30, 2026, and incorporated by reference herein.

PLAN OF DISTRIBUTION

We entered into a Sales Agreement, dated October 1, 2026, with the Sales Agent, under which we may issue and sell from time to time our Ordinary Shares through or to the Sales Agent as Sales Agent or principal. This summary of the material provisions of the Sales Agreement set forth herein does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be furnished as an exhibit to a Report of Foreign Private Issuer on Form 6-K dated the date of this prospectus supplement and incorporated into the Registration Statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” below. Sales of our Ordinary Shares, if any, will be made at market prices by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act.

Upon delivery of a placement notice, the Sales Agent may offer the Ordinary Shares subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and the Sales Agent. We will designate the maximum amount of Ordinary Shares to be sold through the Sales Agent on a daily basis or otherwise determine such maximum amount together with the Sales Agent. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the Ordinary Shares requested to be sold by us. We may instruct the Sales Agent not to sell Ordinary Shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Sales Agent may suspend the offering of the Ordinary Shares being made through the Sales Agent under the Sales Agreement upon proper notice to the other party and subject to other conditions.

Under the terms of the Sales Agreement, in no event will we issue or sell through the Sales Agent such number or dollar amount of Ordinary Shares that would (i) exceed the number or dollar amount of Ordinary Shares registered and available on the Registration Statement, (ii) exceed the number of authorized but unissued Ordinary Shares, (iii) exceed the number or dollar amount of Ordinary Shares permitted to be sold under Form F-3 (including General Instruction I.B.5 thereof, if applicable), or (iv) exceed the number or dollar amount of Ordinary Shares for which we have filed a prospectus supplement to the Registration Statement.

We will pay the Sales Agent a commission, in cash, for its services in acting as agent in the sale of our Ordinary Shares. The aggregate compensation payable to the Sales Agent shall be equal to 3.0% of the aggregate gross sales price from each sale of Ordinary Shares sold through the Sales Agent under the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Sales Agent for certain specified expenses, including the fees and disbursements of its legal counsel, in an amount not to exceed $45,000 upon execution of the Sales Agreement. In addition, we have agreed to reimburse the Sales Agent, upon request, for costs, fees and expenses incurred in connection with the Sales Agreement in an amount not to exceed $6,000 on a semi-annual basis and $10,000 on an annual basis. We estimate that the total expenses for the offering, excluding commissions and reimbursements payable to the Sales Agent under the terms of the Sales Agreement, will be approximately $49,155.

Unless the parties agree otherwise, settlement for sales of Ordinary Shares will occur on the first trading day (or such earlier day as is industry practice for regular-way trading) following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Sales Agent is not required to sell any specific amount of securities, but the Sales Agent will act as our sales agent using its commercially reasonable efforts, consistent with its sales and trading practices under the terms and subject to the conditions set forth in the Sales Agreement, to sell our Ordinary Shares. The obligations of the Sales Agent under the Sales Agreement to sell our Ordinary Shares are subject to a number of conditions that we must satisfy. In connection with the sales of our Ordinary Shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation to it will be deemed to be underwriting commissions or discounts. We have also agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

The offering of our Ordinary Shares pursuant to the Sales Agreement will terminate automatically upon the sale of all of our Ordinary Shares subject to the Sales Agreement and this prospectus supplement or as otherwise permitted pursuant to the terms of the Sales Agreement. We and the Sales Agent may terminate the Sales Agreement at any time upon five days’ prior written notice.

We intend to report at least semi-annually the number of Ordinary Shares sold through the Sales Agent under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Sales Agent in connection with the sales of Ordinary Shares during the relevant period. This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by the Sales Agent, who may distribute this prospectus electronically.

Regulation M Compliance

The Sales Agent will be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal will be deemed to be underwriting discounts or commissions under the Securities Act. The Sales Agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Sales Agent. Under these rules and regulations, the Sales Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Indemnification

We have agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the Sales Agreement. We have also agreed to contribute to payments the Sales Agent may be required to make in respect of such liabilities.

Market Listing

Our Ordinary Shares are listed on the NYSE American under the symbol “SYNX.”

Other Relationships

From time to time, the Sales Agent and/or its affiliates have received or may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business. The Sales Agent has received, or may in the future receive, customary fees and commissions for these transactions. Except as disclosed in this prospectus supplement, we have no other present arrangements with the Sales Agent or any of its affiliates for any further services.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the Sales Agent that would permit a public offering of the securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying base prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying base prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement or the accompanying base prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying base prospectus. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

EXPERTS

The consolidated financial statements as of December 31, 2025 and 2024 and for each of the two years in the period ended December 31, 2025 incorporated by reference in this prospectus and elsewhere in the Registration Statement have been so incorporated by reference in reliance upon the report of Ziv Haft (BDO Member Firm), an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the Ordinary Shares offered by this prospectus will be passed upon for us by Sullivan & Worcester Tel Aviv (Har-Even & Co.), Tel Aviv, Israel. ThinkEquity is being represented in connection with this offering by Greenberg Traurig, P.A., Tel Aviv, Israel.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, including amendments and relevant exhibits and schedules, under the Securities Act covering the Ordinary Shares to be sold in this offering. This prospectus supplement and accompanying prospectus, which constitute a part of the Registration Statement, summarize material provisions of contracts and other documents that we refer to in this prospectus supplement. Since this prospectus supplement does not contain all of the information contained in the Registration Statement, you should read the Registration Statement and its exhibits and schedules for further information with respect to us and our Ordinary Shares. Our SEC filings, including the Registration Statement, are also available to you on the SEC’s website at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act and our principal shareholders are exempt from the reporting requirements thereof. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference our publicly filed reports into this prospectus, which means that information included in those reports is considered part of this prospectus. Information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus.

This prospectus incorporates by reference the documents listed below, which have been previously filed with the SEC:

●	Our 2025 Annual Report, filed with the SEC on April 30, 2026;

●	Our Reports of Foreign Private Issuer on Form 6-K filed with the SEC on May 1, 2026 (excluding the second, third and fourth paragraphs of Exhibit 99.1), July 7, 2026 (excluding the third paragraph of Exhibit 99.1), August 28, 2026, September 14, 2026 (excluding the second, third and fourth paragraphs of Exhibit 99.3), October 2, 2026; and

●	The description of our Ordinary Shares contained in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on April 30, 2026, including any amendment or report filed with the SEC for the purpose of updating such description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. You should direct any requests for documents to:

Silynxcom Ltd.7 Giborei Israel

Netanya, 4250407, Israel

Attention: Chief Financial Officer

Tel.: +972-9-8658-370

The information relating to us contained in this prospectus is not comprehensive and should be read together with the information contained in the incorporated documents. Descriptions contained in the incorporated documents as to the contents of any contract or other document may not contain all of the information which is of interest to you. You should refer to the copy of such contract or other document filed as an exhibit to our filings.

PROSPECTUS

$50,000,000

SILYNXCOM LTD.

Ordinary Shares

We may offer and sell from time to time in one or more offerings up to the aggregate amount of $50,000,000 of our ordinary shares, no par value per share, or the Ordinary Shares. Each time we sell Ordinary Shares pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in the prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in the Ordinary Shares.

Our Ordinary Shares are listed on the NYSE American LLC, or NYSE American, under the symbol “SYNX.” On February 27, 2025, the last reported sale price of our Ordinary Shares on NYSE American was $3.75 per share.

On February 27, 2025, the aggregate market value of our Ordinary Shares held by non-affiliates was approximately $12,100,762, based on 5,340,606 Ordinary Shares outstanding and 2,429,872 shares held by non-affiliates and a per share price of $4.98 based on the closing sale price of our Ordinary Shares on January 3, 2025. We have not offered any securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and a “foreign private issuer”, as defined in Rule 405 under the U.S. Securities Act of 1933, as amended, or the Securities Act, and are subject to reduced public company reporting requirements. We are a “controlled company” as defined under the Israeli Companies Law 5759-1999, or the Companies Law. As of February 27, 2025, Mr. Nir Klein and Mr. Ron Klein own 54.5% of the total voting power of our issued and outstanding Ordinary Shares and, as of the date of this prospectus, we are also a “controlled company” for purposes of the NYSE American rules.

Investing in the Ordinary Shares involves a high degree of risk. Risks associated with an investment in the Ordinary Shares will be described in any applicable prospectus supplement and are and will be described in certain of our filings with the Securities and Exchange Commission, or SEC, as described in “Risk Factors” beginning on page 3 of this prospectus.

The Ordinary Shares may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of such methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of the Ordinary Shares with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of the Ordinary Shares and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the SEC, nor any other state or other foreign securities commission, has approved nor disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 7, 2025

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings up to the aggregate amount of $50,000,000 of our Ordinary Shares.

Each time we sell Ordinary Shares, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering. The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus. You should read carefully both this prospectus, the applicable prospectus supplement, the documents incorporated by reference into this prospectus and any related free writing prospectus together with additional information described below under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before buying the Ordinary Shares being offered.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or the Ordinary Shares, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, a prospectus supplement and related free writing prospectuses. Neither we, nor any agent, underwriter or dealer has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus is not an offer to sell these Ordinary Shares and it is not soliciting an offer to buy these Ordinary Shares in any state or jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: We have not done anything that would permit an offering or possession or distribution of this prospectus in any state or jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares described herein and the distribution of this prospectus outside the United States.

In this prospectus, “we,” “us,” “our,” the “Company,” “Silynx” and “Silynxcom” refer to Silynxcom Ltd., an Israeli corporation, Silynx Communications Inc., a Delaware corporation and Source of Sound Ltd., an Israeli corporation.

We report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or the IASB, and interpretations thereof. None of the financial statements were prepared in accordance with generally accepted accounting principles in the United States.

ii

ABOUT OUR COMPANY

We develop, manufacture, and sell ruggedized tactical communication headset devices as well as other communication accessories, all of which have been field-tested and combat proven. Our in-ear headset devices, or In-Ear Headsets, are used in combat, the battlefield, riot control, demonstrations, weapons training courses, and factory floors. Our In-Ear Headsets seamlessly integrate with third party manufacturers of professional-grade ruggedized radios that are used by soldiers in combat or police officers in riot situations. Our In-Ear Headsets also fit tightly into the protective gear to enable users to speak and hear clearly and precisely while they are protected from the hazardous sounds of combat, riots, dangerous situations and machine equipment in factories. Our sleek, lightweight, In-Ear Headsets include active sound protection to eliminate unsafe sounds, while maintaining ambient environmental awareness, giving our customers 360° situational awareness.

We sell our In-Ear Headsets and communication accessories directly to military forces, police and other law enforcement units around the world. We also sell indirectly, through a specialized network of local distributors in each geography in which we operate, as well as through key strategic partnerships with radio equipment manufacturers. Our direct sales are generally conducted through government-run official tender processes. Our indirect sales are conducted through our distributor network, specialized agents, and strategic original equipment manufacturers, or OEMs. Our distributor network has grown by six times from 2020 to 2024. Our primary markets are currently in Israel, Europe, Asia and the United States and we intend to expand our sales, marketing and distribution network into new markets such as Southeast Asia and Latin America.

Our revenue streams originate from a range of customers. Due to the conflicts involving the State of Israel as of the date of this prospectus, demand for our products from the Israel Defense Forces, or IDF, has increased significantly.

We are also engaged in the research and development of new and improved iterations of our products, technology and external and internal integration thereof.

Corporate Information

We are an Israeli corporation and are incorporated under the name Silynxcom Ltd. On January 17, 2024, we completed our initial public offering of Ordinary Shares on the NYSE American, or the Initial Public Offering. Our principal executive offices are located at 7 Giborei Israel in Netanya, Israel. Our telephone number in Israel is +972 9-8658-370. Our website address https://www.silynxcom.com. The information contained on, or that can be accessed through, our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to, and intend to, take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” such as not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

Implications of being a Foreign Private Issuer

We are subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers,” and under those requirements we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual report with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. In addition, as a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of those otherwise required under the NYSE rules for domestic U.S. issuers. These exemptions and leniencies will reduce the frequency and scope of information and protections available to you in comparison to those applicable to a U.S. domestic reporting company. We intend to take advantage of the exemptions available to us as a foreign private issuer during and after the period we qualify as an “emerging growth company.”

Implications of being a Controlled Company under the Companies Law

The term “control” is defined in the Companies Law as the ability to direct the activities of a company, other than by virtue of being an office holder. A shareholder is presumed to be a controlling shareholder if the shareholder “holds” (within the meaning of the Companies Law) 50% or more of the voting rights in a company or has the right to appoint 50% or more of the directors of the company or its general manager. With respect to certain matters, a controlling shareholder is deemed to include a shareholder that holds 25% or more of the voting rights in a public company if no other shareholder holds more than 50% of the voting rights in the company but excludes a shareholder whose power derives solely from his or her position as a director of the company or from any other position with the company.

As of February 27, 2025, Mr. Nir Klein, the Company’s Chief Executive Officer, and Mr. Ron Klein own more than 50% of our voting power.

For so long as we have one or more controlling shareholder(s) (as defined above), any transaction which involves the controlling shareholder(s) must be approved by a special majority of our shareholders general meeting, in addition to other required approvals under Companies Law, without taking the controlling shareholder(s) vote into consideration in the said matter. Certain exemptions may apply to transactions with our controlling shareholder(s), as described in the Companies Law regulations.

Additionally, for so long as the Company has a controlling shareholder(s), members of the audit and compensation committees of the board of directors may not be an employee or service provider of the controlling shareholder(s).

Under regulations promulgated pursuant to the Companies Law, in case we do not have a controlling shareholder(s) in the future, the board of directors may adopt exemptions from various corporate governance requirements of the Companies Law, so long as such company satisfies the requirements of applicable foreign country laws and regulations, including applicable stock exchange rules, that apply to companies organized in that country and relating to the appointment of independent directors and the composition of audit and compensation committees. Such exemptions include an exemption from the requirement to appoint external directors and the requirement that an external director be a member of certain committees, as well as exemption from limitations on directors’ compensation.

Implications of being a Controlled Company under NYSE American Rules

In addition, for purposes of the NYSE American rules, we are a “controlled company”, meaning a company over which 50% or more of the voting power for the election of directors is held by an individual a group, or another company.

Since Mr. Ron Klein and Mr. Nir Klein own together 54.5% of our Ordinary Shares as of February 27, 2025, which means that they control 54.5% of our voting power, we are eligible for exemptions from certain NYSE corporate governance standards.

Under the NYSE corporate governance standards, a “controlled company” can elect to be exempt from the requirements that a majority of its board of directors are independent and that the compensation committee is composed entirely of independent directors. However, to date, we have decided not to avail ourselves of the exemptions available for controlled companies under NYSE rules.

RISK FACTORS

Investing in our securities involves risks. Please carefully consider the risk factors described in our periodic reports filed with the SEC, including those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2023, or the 2023 Annual Report, or any updates in our Reports of Foreign Private Issuer on Form 6-K, or Reports on Form 6-K, which are incorporated by reference into this prospectus, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, contain and will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. Our forward-looking statements include, but are not limited to, statements regarding us or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements.

Important factors that could cause such differences include, but are not limited to:

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our planned level of revenues and capital expenditures;

●	our ability to market and sell our products;

●	our ability to maintain our business model;

●	our ability to project market growth and trends;

●	our ability to secure government tenders and maintain relationships with government contractors;

●	our ability to elicit a greater positive reception for our technology and devices than other similar devices that are sold on the market;

●	our ability to raise capital through the issuance of additional securities;

●	the effect of competition and other technologies;

●	projected capital expenditures and liquidity;

●	the effects of any potential litigation;

●	our plans to continue to invest in research and development to develop technology for both existing and new products;

●	our ability to maintain our relationships with suppliers, manufacturers, and other partners;

●	our ability to maintain, protect and enhance our intellectual property;

●	our ability to retain key executive members and employees;

●	our ability to internally develop and protect new inventions and intellectual property;

●	our ability to educate the industry about the use of our products;

●	our expectations regarding our tax classifications;

●	interpretations of current laws and the passage of future laws;

●	general market, political, and economic conditions in the countries in which we operate, including those conditions related to recent unrest and armed conflicts in Israel and other parts of the Middle East, as well as any potential conflicts that may arise, such as the multi-front war Israel is facing, and geopolitical, trade, tariff and regulatory uncertainties; and

●	those factors referred to in “Item 3. Key Information — D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” of our 2023 Annual Report as well other factors in the 2023 Annual Report.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus (if any) under the caption “Risk Factors,” “Use of Proceeds,” and elsewhere in this prospectus as well as in our 2023 Annual Report, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus, the documents incorporated by reference herein and any prospectus supplement.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2024.

You should read this table in conjunction with our unaudited interim condensed consolidated financial statements as of and for the six months ended June 30, 2024 and our management’s discussion and analysis of financial condition and results of operations for such period included as Exhibits 99.1 and 99.2, respectively, to our Report on Form 6-K filed with the SEC on October 2, 2024.

U.S. dollars in thousands	As of June 30, 2024
(Unaudited)
Cash and cash equivalents	$668
Loans from interested parties and others	11
Shareholders’ equity (deficit):
Share capital	-
Premium on shares and other capital reserves	21,176
Share based payment capital reserve	4,723
Warrants	144
Capital reserves for transactions with controlling shareholders	1,542
Accumulated loss	(20,969)
Total shareholders’ equity	6,616
Total capitalization	$6,627

The information presented in the table above is based on 5,250,000 Ordinary Shares outstanding as of June 30, 2024, and does not include the following as of that date:

●	717,624 Ordinary Shares issuable upon the exercise of options to directors, employees and consultants under our share incentive plan at a weighted average exercise price of $1.99;

●	53,624 Ordinary Shares issued on January 6, 2025, upon exercise of warrants issued to an employee, at an exercise price of $0.81;

●	62,500 Ordinary Shares issuable upon exercise of warrants to purchase Ordinary Shares at $5.00 per Ordinary Share issued to the representative of the underwriter in connection with the Initial Public Offering; and

●	100,520 Ordinary Shares issuable upon the exercise of options held by certain directors to purchase Ordinary Shares at $4.00 per Ordinary Share.

●	36,982 Ordinary Shares issued in aggregate on July 11, 2024 as part of the SAFE conversion and investment agreement in connection with the Initial Public Offering.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of our Ordinary Shares in this offering for working capital and general corporate purposes.

The amounts and timing of our actual expenditures will depend upon numerous factors, including the timing, scope, progress and results of our research and development efforts, regulatory and competitive environment and other factors that management believes are appropriate. Accordingly, our management will have broad discretion in applying the net proceeds of this offering. Pending application of the net proceeds for the purposes as described above, we may invest the net proceeds in a variety of capital preservation investments, including short-term, interest-bearing securities, and U.S. government securities.

DESCRIPTION OF OUR ORDINARY SHARES

The following descriptions of our share capital and provisions of our amended and restated articles of association, or articles of association, are summaries, do not purport to be complete, and are qualified in their entirety by reference to our articles of association, Israeli law, and any other documents referenced.

General

As of February 27, 2025, our authorized share capital consisted of 50,000,000 Ordinary Shares, no par value, of which 5,340,606 Ordinary Shares were issued and outstanding as of such date. All of our outstanding Ordinary Shares have been validly issued, fully paid and non-assessable. Our Ordinary Shares are not redeemable and are not subject to any preemptive right. Our registration number with the Israeli Registrar of Companies is 516454154. Our Ordinary Shares have been listed on the NYSE American under the symbol “SYNX” since January 12, 2024.

Ordinary Shares

In the last three years, we have issued an aggregate of 2,178,827 Ordinary Shares.

Our Articles of Association

Purposes and Objects of our Company

Our purpose is set forth in Article 3 of our articles of association and includes every lawful purpose.

The Powers of the Directors

Our board of directors shall direct our policy and shall supervise the performance of our Chief Executive Officer and his actions. Our board of directors may exercise all powers that are not required under the Companies Law or under our articles of association to be exercised or taken by our shareholders.

Rights Attached to Shares

Our Ordinary Shares shall confer upon the holders thereof:

●	equal right to attend and to vote at all of our general meetings, whether annual or special, with each Ordinary Share entitling the holder thereof, which attend the meeting and participate at the voting, either in person or by a proxy or by a written ballot, to one vote;

●	equal right to participate in distribution of dividends, if any, whether payable in cash or in bonus shares, in distribution of assets or in any other distribution, on a per share pro rata basis; and

●	equal right to participate, upon our dissolution, in the distribution of our assets legally available for distribution, on a per share pro rata basis.

Election of Directors

With the exception of directors elected by our board of directors and external directors, pursuant to our articles of association, our directors are elected at an annual general meeting of our shareholders and serve on the board of directors for a three-year term or until he or she resigns or unless he or she is removed by a majority vote of our shareholders at a general meeting of our shareholders or upon the occurrence of certain events, in accordance with the Companies Law and our articles of association. The directors are classified, with respect to the term for which they each severally hold office, into three classes, as nearly equal in number as practicable, and designated as Class I, Class II and Class III. The board of directors may assign members of the board of directors already in office to such classes at the time such classification becomes effective. If the number of directors is changed, any newly created directors or decrease in directors must be apportioned by the board among the classes to make them equal in number. Pursuant to our articles of association, other than the external directors, for whom special election requirements apply under the Companies Law, the vote required to appoint a director is a simple majority vote of holders of our voting shares, participating and voting at the relevant meeting. In addition, our articles of association allow our board of directors to appoint directors to fill vacancies and/or as an addition to the board of directors (subject to the maximum number of directors). Such appointments shall be for the remaining term that the departing director would have served. In the case of a vacancy arising due to the number of directors being below the maximum stated in our articles of association, our board of directors shall determine, at the time of appointment, the class to which the additional director will be assigned. External directors are elected for an initial term of three years, may be elected for additional terms of three years each under certain circumstances, and may be removed from office pursuant to the terms of the Companies Law.

Annual and Special Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year and within 15 months of the date of the previous annual shareholders meeting, at such time and place which shall be determined by our board of directors. All meetings other than the annual general meeting of shareholders are referred to as special general meetings. Our board of directors may call special meetings whenever it sees fit and upon the request of: (a) any two of our directors or such number of directors equal to one quarter of the directors then at office; and/or (b) one or more shareholders holding, in the aggregate, (i) 5% or more of our outstanding issued shares and 1% of our outstanding voting power or (ii) 5% or more of our outstanding voting power, or the Non Exempted Holding. However, in accordance with the regulations promulged under the Companies Law relating to Israeli companies whose shares are listed on foreign stock exchanges, or the Exemptions Regulations, the board of directors of an Israeli company whose shares are listed outside of Israel, shall convene a special meeting at the request of one or more shareholders holding at least ten percent (10%) of the issued and outstanding share capital instead of five percent (5%) in the past, and at least one percent (1%) of the voting rights in the company, or one or more shareholders holding at least ten percent (10%) of the voting rights in the company, provided that if the applicable law as applicable to companies incorporated in the country which the Company is listed for trade, establishes a right to demand convening of such a meeting for those holding a percentage of holdings lower than ten percent (10%), then the Non Exempted Holding shall apply.

Under Israeli law, one or more shareholders holding at least 1% of the voting rights at the general meeting may request that the board of directors include a matter in the agenda of a general meeting to be convened in the future, provided that it is appropriate to discuss such a matter at the general meeting. Under the Exemptions Regulations, one or more shareholders of an Israeli company whose shares are listed outside of Israel, may request the company’s board of directors to include an appointment of a candidate for a position on the board of directors or the termination of a board member, as an item on the agenda of a future general meeting (if the company sees fit), provided that the shareholder hold at least 5% of the voting rights of the company (instead of 1% in the past).

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and sixty days prior to the date of the meeting. Resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our articles of association;

●	the exercise of powers of our board of directors in a general meeting if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management;

●	appointment or termination of our auditors;

●	appointment of directors, including external directors;

●	approval of acts and transactions requiring general meeting approval pursuant to the provisions of the Companies Law (mainly certain related party transactions) and any other applicable law;

●	increases or reductions of our authorized share capital; and

●	a merger (as such term is defined in the Companies Law).

Notices

The Companies Law and our articles of association require that a notice of any annual or special shareholders meeting be provided at least 14 or 21 days prior to the meeting, and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, approval of the company’s general manager to serve as the chairman of the board of directors or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Quorum

As permitted under the Companies Law, the quorum required for our general meetings consists of at least two shareholders present in person, by proxy, written ballot or voting by means of electronic voting system, who hold or represent between them at least 25% of the total outstanding voting rights. If within half an hour of the time set forth for the general meeting a quorum is not present, the general meeting shall stand adjourned the same day of the following week, at the same hour and in the same place, or to such other date, time and place as prescribed in the notice to the shareholders and in such adjourned meeting, if no quorum is present within half an hour of the time arranged, any number of shareholders participating in the meeting, shall constitute a quorum.

If a special general meeting was summoned following the request of a shareholder, and within half an hour a legal quorum shall not have been formed, the meeting shall be canceled.

Access to Corporate Records

Under the Companies Law, shareholders are entitled to have access to: minutes of our general meetings; our shareholders register and material shareholders register, articles of association and annual audited financial statements; and any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. These documents are publicly available and may be found and inspected at the Israeli Registrar of Companies. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Adoption of Resolutions

Our articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required under the Companies Law or our articles of association. A shareholder may vote in a general meeting in person, by proxy, by a written ballot.

Changing Rights Attached to Shares

Unless otherwise provided by the terms of the shares and subject to any applicable law, any modification of rights attached to any class of shares must be adopted by the holders of a majority of the shares of that class present a general meeting of the affected class or by a written consent of all the shareholders of the affected class.

The enlargement of an existing class of shares or the issuance of additional shares thereof, shall not be deemed to modify the rights attached to the previously issued shares of such class or of any other class, unless otherwise provided by the terms of the shares.

Limitations on the Right to Own Securities in Our Company

There are no limitations on the right to own our securities in our articles of association.

Provisions Restricting Change in Control of Our Company

There are no specific provisions of our articles of association that would have an effect of delaying, deferring or preventing a change in control of our Company or that would operate only with respect to a merger, acquisition or corporate restructuring involving us or our subsidiaries. However, as described below, certain provisions of the Companies Law may have such effect.

The Companies Law includes provisions that allow a merger transaction and requires that each company that is a party to the merger have the transaction approved by its board of directors and, unless certain requirements described under the Companies Law are met, a vote of the majority of shareholders, and, in the case of the target company, also a majority vote of each class of its shares. For purposes of the shareholder vote of each party, unless a court rules otherwise, the merger will not be deemed approved if shares representing a majority of the voting power present at the shareholders meeting and which are not held by the other party to the merger (or by any person or group of persons acting in concert who holds 25% or more of the voting power or the right to appoint 25% or more of the directors of the other party) vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors. If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the petition of holders of at least 25% of the voting rights of a company. For such petition to be granted, the court must find that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders. In addition, a merger may not be completed unless at least (1) 50 days have passed from the time that the requisite proposals for approval of the merger were filed with the Israeli Registrar of Companies by each merging company and (2) 30 days have passed since the merger was approved by the shareholders of each merging company.

The Companies Law also provides that, subject to certain exceptions, an acquisition of shares in an Israeli public company must be made by means of a “special” tender offer if as a result of the acquisition (1) the purchaser would become a holder of 25% or more of the voting rights in the company, unless there is already another holder of at least 25% or more of the voting rights in the company or (2) the purchaser would become a holder of 45% or more of the voting rights in the company, unless there is already a holder of more than 45% of the voting rights in the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received shareholders’ approval, subject to certain conditions, (2) was from a holder of 25% or more of the voting rights in the company which resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (3) was from a holder of more than 45% of the voting rights in the company which resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company. A “special” tender offer must be extended to all shareholders. In general, a “special” tender offer may be consummated only if (1) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (2) the offer is accepted by a majority of the offerees who notified the company of their position in connection with such offer (excluding the offeror, controlling shareholders, holders of 25% or more of the voting rights in the company or anyone on their behalf, or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

However, under the Exemptions Regulations, the aforesaid limitations do not apply for an Israeli company whose shares are listed outside of Israel, provided that the applicable law as applicable to companies incorporated in the country which the company is listed for trade, provide a restriction on the acquisition of control of any proportion of the company or that the acquisition of control of any proportion requires the purchaser to also offer a purchase offer to shareholders from among the public.

If, as a result of an acquisition of shares, the acquirer will hold more than 90% of an Israeli company’s outstanding shares or of certain class of shares, the acquisition must be made by means of a tender offer for all of the outstanding shares, or for all of the outstanding shares of such class, as applicable. In general, if less than 5% of the outstanding shares, or of applicable class, are not tendered in the tender offer and more than half of the offerees who have no personal interest in the offer tendered their shares, all the shares that the acquirer offered to purchase will be transferred to it by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares. Any shareholders that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may request, by petition to an Israeli court, (i) appraisal rights in connection with a full tender offer, and (ii) that the fair value should be paid as determined by the court, for a period of six months following the acceptance thereof. However, the acquirer is entitled to stipulate, under certain conditions, that tendering shareholders will forfeit such appraisal rights.

Lastly, Israeli tax law treats some acquisitions, such as stock-for-stock exchanges between an Israeli company and a foreign company, less favorably than U.S. tax laws. For example, Israeli tax law may, under certain circumstances, subject a shareholder who exchanges his Ordinary Shares for shares in another corporation to taxation prior to the sale of the shares received in such stock-for-stock swap.

Changes in Our Capital

The general meeting may, by a simple majority vote of the shareholders attending the general meeting:

●	increase our registered share capital by the creation of new shares from the existing class or a new class, as determined by the general meeting;

●	cancel any registered share capital which have not been taken or agreed to be taken by any person;

●	consolidate and divide all or any of our share capital into shares of larger nominal value than our existing shares;

●	subdivide our existing shares or any of them, our share capital or any of it, into shares of smaller nominal value than is fixed; and

●	reduce our share capital and any fund reserved for capital redemption in any manner, and with and subject to any incident authorized, and consent required, by the Companies Law.

Anti-Takeover Measures

We have a classified board structure that effectively limits the ability of any investor or potential investor or group of investors or potential investors to gain control of our board of directors.

Our board of directors is divided into three classes, as follows:

(1)	The Company’s Class I director is Mr. Ron Klein; who shall hold office until the annual general meeting of the Company’s shareholders to be held in 2027 and until his successor is elected and qualified;

(2)	The Company’s Class II directors are: (1) Ms. Gal Nir Klein and (2) Mr. Adler Adrian; who shall hold office until the annual general meeting of the Company’s shareholders to be held in 2025 and until their successors are elected and qualified; and

(3)	The Company’s Class III directors are: (1) Mr. Nir Klein and (2) Ms. Yafit Keret; who shall hold office until the annual general meeting of the Company’s shareholders to be held in 2026 and until their successors are elected and qualified.

Exclusive Forum

Our articles of association provide that unless our Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, and that any person or entity purchasing or otherwise acquiring any interest in any security of our Company, shall be deemed to have notice of and consented to this exclusive forum provision. This exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the United States Securities Exchange Act of 1934, as amended.

Borrowing Powers

Pursuant to the Companies Law and our articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our articles of association to be exercised or taken by the Company’s shareholders.

PLAN OF DISTRIBUTION

We may sell the Ordinary Shares being offered hereby in one or more of the following methods from time to time:

●	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the Ordinary Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	to one or more underwriters for resale to the public or to investors;

●	through agents;

●	in an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

●	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to prevailing market prices; or

●	negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

●	the name or names of any agents, dealers or underwriters;

●	the purchase price of the Ordinary Shares being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	the public offering price;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

If underwriters are used in the sale, they will acquire the Ordinary Shares for their own account and may resell the Ordinary Shares from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the Ordinary Shares will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the Ordinary Shares to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the Ordinary Shares offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell Ordinary Shares directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of Ordinary Shares and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell Ordinary Shares directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the Ordinary Shares may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the Ordinary Shares may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

In connection with an offering, an underwriter may purchase and sell Ordinary Shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Ordinary Shares than they are required to purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the Ordinary Shares, the underwriters may bid for or purchase Ordinary Shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if Ordinary Shares previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the Ordinary Shares at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the Ordinary Shares to the extent that it discourages resale of the Ordinary Shares. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on NYSE American or otherwise and, if commenced, may be discontinued at any time.

EXPENSES

We are paying all of the expenses of the registration of our Ordinary Shares under the Securities Act, including, to the extent applicable, registration and filing fees, printing fees, accounting fees and expenses and the legal fees of our counsel. We estimate these expenses to be approximately $49,155 which at the present time include the following categories of expenses:

SEC registration fee	$7,655
Legal fees and expenses	$16,500
Accounting fees and expenses	$20,000
Miscellaneous expenses	$5,000
Total	$49,155

In addition, we anticipate incurring additional expenses in the future in connection with the offering of our Ordinary Shares pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

LEGAL MATTERS

Certain legal matters concerning this prospectus will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the Ordinary Shares offered by this prospectus and other legal matters relating to Israeli law will be passed upon for us by Sullivan & Worcester Tel Aviv (Har-Even & Co.), Tel Aviv, Israel. Additional legal matters may be passed upon for us, selling shareholders, any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2023 incorporated in this prospectus have been so incorporated in reliance on the report of Ziv Haft, Certified Public Accountants, Isr., a BDO Member Firm, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Sullivan & Worcester Tel Aviv (Har-Even & Co.), that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, if an Israeli court agrees to hear a claim, if U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts. However, the court may enforce a foreign judgment, even without reciprocity, based on the request of the Attorney General, under certain circumstances;

●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to public policy in Israel;

●	the judgment was not obtained by fraud, there was reasonable opportunity for the defendant to present their case, the judgment was given by an authorized court under the applicable international private law rules in Israel, the judgement does not conflict with any other valid judgments in the same matter between the same parties, and an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court;

●	the judgment is enforceable according to the law of the foreign state in which it was granted; and

●	enforcement may be denied if it could harm the sovereignty or security of Israel.

If a foreign judgment is declared enforceable by an Israeli court, it generally will be payable in Israeli currency. The conversion to Israeli currency will be based on the latest official exchange rate published by the Bank of Israel before the payment date. However, the obligated party will fulfill its duty for the judgment even if it chooses to make the payment in the same foreign currency, subject to the laws governing the foreign currency applicable at that time.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Our Annual Report on Form 20-F for the year ended December 31, 2023, filed on April 30, 2024 (File No. 001-41916);

●	our Reports on Form 6-K filed on April 30, 2024, May 13, 2024, July 9, 2024, July 12, 2024, September 30, 2024, October 2, 2024, November 25, 2024, December 30, 2024 and January 10, 2025; and

●	the description of our Ordinary Shares contained in our Form 8-A filed on January 9, 2024 (File No. 001-41916), as amended by Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2023, including any further amendments or reports filed for the purpose of updating such description.

All subsequent annual reports on Form 20-F filed by us pursuant to the Exchange Act after the date of the filing of the registration statement of which this prospectus forms a part and prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Report on Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Report on Form 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Report on Form 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: Silynxcom Ltd., 7 Giborei Israel, Netanya, Israel 4250407, Tel: +972-9-8658-370, Attention: Chief Financial Officer.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on a Report on Form 6-K, unaudited interim financial information.

We maintain a corporate website at https://www.silynxcom.com. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including any notices of general meetings of our shareholders.

The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Information contained on, or that can be accessed through, our website and other websites listed in this prospectus do not constitute a part of this prospectus. We have included these website addresses in this prospectus solely as inactive textual references.

This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the Ordinary Shares offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

Up to $1,300,000

Ordinary Shares

Silynxcom Ltd.

PROSPECTUS SUPPLEMENT

ThinkEquity

October 2, 2026